UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2006

INNOVA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33231	95-4868120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17105 San Carlos Boulevard, Suite A6151, Fort Myers, Florida 33931
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (239) 466-0488

Copies to:
Gregory Sichenzia, Esq.
Eric A. Pinero, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

As previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2006, we entered into a Memorandum of Understanding with Mesa Robotics, Inc. (“Mesa”) on April 26, 2006 for the purpose of exploring a strategic alliance and collaboration between Mesa and us to establish and integrate robotic-related products into the military, government, Homeland Security and civilian markets. Mesa is engaged in the design, development and integration of unmanned ground robotic vehicles and unmanned ground robotic vehicle payloads.

The completion of the joint marketing and joint development efforts between Mesa and us was subject to the negotiation and execution of a definitive agreement and would expire in 90 days or upon successful establishment of a definitive agreement between Mesa and us.

On June 16, 2006, we entered into a Strategic Alliance Agreement (the “Agreement”) with Mesa to further define the scope of the strategic alliance between the parties. Under the Agreement, Mesa granted us exclusive, worldwide rights to market and sell a full line of Mesa products, including, but not limited to, the current Mesa product line of unmanned ground robotic vehicles which are ACER, MATILDA, MARV, and MAUD. In addition, Mesa will be the exclusive supplier of our unmanned ground vehicles in all markets, including, but not limited to, the military, Homeland Security, first line of responders, the FBI, the CIA, sheriffs organizations, commercial and industrial and non-industrial applications. The Agreement shall terminate 5 years after the date of execution, with additional terms and conditions to be agreed upon between the parties at a later date.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
10.1	Strategic Alliance Agreement dated June 16, 2006, by and between Innova Holdings, Inc. and Mesa Robotics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVA HOLDINGS, INC.

Date: June 22, 2006	By:	/s/ Walter K. Weisel
Walter K. Weisel
Chief Executive Officer